Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager — Europe +41-(0) 21-863-5336

Logitech’s Q4 FY 2014 Sales, Profit and Cash from Operations Exceed Expectations

Strong FY 2014 Puts Logitech Ahead of Turnaround Plan

NEWARK, Calif. — April 23, 2014 and LAUSANNE, Switzerland, April 24, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2014.  Q4 FY 2014 sales were $485 million, up 3 percent over the prior year.

•                  Q4 GAAP operating income was $7 million, with GAAP earnings per share (EPS) of $0.07, compared to a loss a year ago.

•                  Q4 non-GAAP operating income was $23 million, with non-GAAP EPS of $0.14, compared to $0.01 in the same quarter a year ago.

For the full 2014 fiscal year ended March 31, 2014, sales were $2.12 billion, up 1 percent year over year — the Company’s first year of sales growth since FY 2011.

•                  FY 2014 GAAP operating income was $77 million, with GAAP EPS of $0.46, compared to an operating loss in the prior year.

•                  FY 2014 non-GAAP operating income more than doubled to $140 million, with non-GAAP EPS of $0.76, up from $0.31 a year ago.

•                  Cash flow from operations on a trailing twelve-month basis was $202 million, up 72 percent.

“Our Q4 performance was strong, with sales, profit and cash generation better than expected,” said Bracken Darrell, Logitech president and chief executive officer. “Q4 sales in our Growth category — PC Gaming, Tablet and Other Accessories, and Mobile Speakers — were up nearly 50 percent.

At the start of our fiscal year we said we would deliver strong sales in our Growth category, reduce operating expenses and improve profitability. We delivered on our commitments across the board, concluding FY 2014 ahead of our turnaround plan.”

Outlook

Logitech confirmed its current FY 2015 outlook of $2.16 billion in sales and $145 million in non-GAAP operating income.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com, in the Calendar section.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q4 and full-year FY 2014 on Thurs., April 24, 2014 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Use of Non-GAAP Financial Information

To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery), benefit from (provision for) income taxes and other items detailed under “Supplemental Financial Information” after the tables below. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to our outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amount has been provided for FY 2015.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the Company’s turnaround and growth categories, as well as Fiscal Year 2015 revenue and operating income. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) -Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2014	2013	2014	2013
		(A)

Net sales	$485,259	$469,086	$2,123,045	$2,099,883
Cost of goods sold	320,298	309,854	1,392,954	1,389,726
Gross profit	164,961	159,232	730,091	710,157
% of net sales	34.0%	33.9%	34.4%	33.8%

Operating expenses:
Marketing and selling	92,081	107,481	380,050	431,598
Research and development	30,893	36,582	138,820	154,207
General and administrative	29,885	28,982	119,988	113,824
Goodwill impairment	—	5,688	—	216,688
Restructuring charges, net	5,385	15,506	14,006	43,704
Total operating expenses	158,244	194,239	652,864	960,021

Operating income (loss)	6,717	(35,007)	77,227	(249,864)

Interest income (expense), net	465	256	(397)	907
Other income (expense), net	625	2,140	1,986	(2,198)

Income (loss) before income taxes	7,807	(32,611)	78,816	(251,155)
Provision for (benefit from) income taxes	(3,777)	1,028	3,288	(25,588)

Net income (loss)	$11,584	$(33,639)	$75,528	$(225,567)

Net income (loss) per share:
Basic	$0.07	$(0.21)	$0.47	$(1.42)
Diluted	$0.07	$(0.21)	$0.46	$(1.42)
Shares used to compute net income (loss) per share :
Basic	162,255	158,716	160,619	158,468
Diluted	165,766	158,716	162,526	158,468

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	March 31,	March 31,
CONSOLIDATED BALANCE SHEETS	2014	2013

Current assets:
Cash and cash equivalents	$469,412	$333,824
Accounts receivable, net	177,671	179,565
Inventories	229,871	261,083
Other current assets	58,247	58,103
Assets held for sale	—	10,960
Total current assets	935,201	843,535
Non-current assets:
Property, plant and equipment, net	83,990	87,649
Goodwill	345,010	341,357
Other intangible assets	10,529	26,024
Other assets	73,964	75,098
Total assets	$1,448,694	$1,373,663

Current liabilities:
Accounts payable	$245,572	$265,995
Accrued and other current liabilities	218,139	192,774
Liabilities held for sale	—	3,202
Total current liabilities	463,711	461,971
Non-current liabilities:	189,439	195,882
Total liabilities	653,150	657,853

Total shareholders’ equity	795,544	715,810

Total liabilities and shareholders’ equity	$1,448,694	$1,373,663

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2014	2013	2014	2013
		(A)
Operating activities:
Net income (loss)	$11,584	$(33,639)	$75,528	$(225,567)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	14,978	10,558	43,734	44,419
Amortization of other intangible assets	2,781	5,159	17,771	23,571
Share-based compensation expense	8,134	6,539	25,546	25,198
Goodwill impairment	—	5,688	—	216,688
Impairment of investment	56	—	624	3,600
Loss on disposal of property, plant and equipment	533	—	4,411	—
Gain on sale of securities	—	—	—	(831)
Excess tax benefits from share-based compensation	(1,674)	—	(2,246)	(26)
Deferred income taxes and other	(815)	2,154	(4,374)	11,552
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	134,998	86,238	4,733	44,667
Inventories	27,361	23,602	42,013	23,954
Other assets	2,227	1,012	(741)	(1,420)
Accounts payable	(83,182)	(75,962)	(20,251)	(34,069)
Accrued and other liabilities	(23,007)	(18,555)	15,111	(14,594)
Net cash provided by operating activities	93,974	12,794	201,859	117,142

Investing activities:
Purchases of property, plant and equipment	(11,000)	(7,208)	(43,096)	(49,240)
Purchase of strategic investment	(300)	(450)	(300)	(4,420)
Acquisitions, net of cash acquired	—	—	(650)	—
Proceeds from sales of available-for-sale securities	—	—	—	917
Proceeds from return of investment from strategic investments	—	—	261	—
Purchases of trading investments for deferred compensation plan	(619)	(1,902)	(8,450)	(4,196)
Proceeds from sales of trading investments for deferred compensation plan	683	2,154	8,994	4,463
Net cash used in investing activities	(11,236)	(7,406)	(43,241)	(52,476)

Financing activities:
Payment of cash dividends	—	—	(36,123)	(133,462)
Purchases of treasury shares	—	—	—	(87,812)
Proceeds from sales of shares upon exercise of options and purchase rights	8,457	7,139	16,922	15,982
Tax withholdings related to net share settlements of restricted stock units	(2,789)	(380)	(5,726)	(2,375)
Excess tax benefits from share-based compensation	1,674	—	2,246	26
Net cash provided by (used in) financing activities	7,342	6,759	(22,681)	(207,641)

Effect of exchange rate changes on cash and cash equivalents	(533)	(322)	(349)	(1,571)
Net increase (decrease) in cash and cash equivalents	89,547	11,825	135,588	(144,546)
Cash and cash equivalents, beginning of the period	379,865	321,999	333,824	478,370
Cash and cash equivalents, end of the period	$469,412	$333,824	$469,412	$333,824

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION (B)	2014	2013	2014	2013
		(A)

Gross profit - GAAP	$164,961	$159,232	$730,091	$710,157
Share-based compensation expense	675	398	2,518	2,499
Amortization of other intangible assets	549	2,534	7,910	13,280
Restructuring-related charges	—	1,084	5,194	4,399
Gross profit - Non-GAAP	$166,185	$163,248	$745,713	$730,335

Gross margin - GAAP	34.0%	33.9%	34.4%	33.8%
Gross margin - Non-GAAP	34.2%	34.8%	35.1%	34.8%

Operating expenses - GAAP	$158,244	$194,239	$652,864	$960,021
Less: Share-based compensation expense	7,459	6,141	23,028	22,699
Amortization of other intangible assets	2,232	2,625	9,861	10,291
Goodwill impairment	—	5,688	—	216,688
Restructuring charges, net	5,385	15,506	14,006	43,704
Restructuring-related charges	—	997	—	2,943
Operating expenses - Non-GAAP	$143,168	$163,282	$605,969	$663,696

% of net sales - GAAP	32.6%	41.4%	30.8%	45.7%
% of net sales - Non - GAAP	29.5%	34.8%	28.5%	31.6%

Operating expenses - GAAP	$158,244	$194,239	$652,864	$960,021
Less: Restructuring charges, net	5,385	15,506	14,006	43,704
Operating expenses excluding restructuring charges - Non-GAAP	$152,859	$178,733	$638,858	$916,317

Operating income (loss) - GAAP	$6,717	$(35,007)	$77,227	$(249,864)
Share-based compensation expense	8,134	6,539	25,546	25,198
Amortization of other intangible assets	2,781	5,159	17,771	23,571
Goodwill Impairment	—	5,688	—	216,688
Restructuring charges, net	5,385	15,506	14,006	43,704
Restructuring-related charges	—	2,081	5,194	7,342
Operating income (loss) - Non - GAAP	$23,017	$(34)	$139,744	$66,639

% of net sales - GAAP	1.4%	-7.5%	3.6%	-11.9%
% of net sales - Non - GAAP	4.7%	0.0%	6.6%	3.2%

Net income (loss) - GAAP	$11,584	$(33,639)	$75,528	$(225,567)
Share-based compensation expense	8,134	6,539	25,546	25,198
Amortization of other intangible assets	2,781	5,159	17,771	23,571
Goodwill impairment	—	5,688	—	216,688
Restructuring charges, net	5,385	15,506	14,006	43,704
Restructuring-related charges	—	2,081	5,194	7,342
Investment impairment, net	56	—	203	3,600
Benefit from (provision for) income taxes	(5,216)	381	(15,387)	(44,510)
Net income - Non - GAAP	22,724	1,715	122,861	50,026

Net income (loss) per share:
Diluted - GAAP	$0.07	$(0.21)	$0.46	$(1.42)
Diluted - Non - GAAP	$0.14	$0.01	$0.76	$0.31

Shares used to compute net income (loss) per share:
Diluted - GAAP	165,766	158,716	162,526	158,468
Diluted - Non-GAAP	165,766	159,565	162,526	159,445

Net sales by channel:
Retail	$420,013	$407,689	$1,861,493	$1,821,657
OEM	35,168	32,493	141,749	141,186
Video conferencing	30,078	28,904	119,803	137,040
Total net sales	$485,259	$469,086	$2,123,045	$2,099,883

Net retail sales by product family(*):
PC Gaming	$44,796	$24,096	$186,441	$144,512
Tablet & Other Accessories	22,692	30,766	172,955	119,856
Mobile Speakers	19,154	3,799	87,186	33,408
Growth	86,642	58,661	446,582	297,776
Pointing Devices	118,586	128,809	505,650	521,083
PC Keyboards & Desktops	102,230	105,176	414,185	399,144
Audio-PC &Wearables	59,849	61,064	254,931	292,245
Video	30,857	36,225	136,597	153,060
Remotes	13,124	11,382	67,075	71,641
Profit Maximization	324,646	342,656	1,378,438	1,437,173
Other	8,725	6,372	36,473	86,708
Non-Strategic	8,725	6,372	36,473	86,708
Total net retail sales	$420,013	$407,689	$1,861,493	$1,821,657

*

Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

Share-based Compensation Expense
Cost of goods sold	$675	$398	$2,518	$2,499
Research and development	706	1,514	4,546	7,532
Marketing and selling	2,318	2,448	8,298	7,825
General and administrative	4,435	2,179	10,184	7,342
Income tax benefit	(2,559)	(1,266)	(4,902)	(5,356)
Total share-based compensation expense after income taxes	$5,575	$5,273	$20,644	$19,842

(A)       In the first quarter of fiscal year 2014, the Company identified errors related to the accounting for its product warranty liability, amortization expense of certain intangible assets and other out-of-period adjustments. The errors impacted prior reporting periods, starting prior to fiscal year 2009. While these errors are not material to any previously issued annual or quarterly consolidated financial statements, management concluded that correcting the cumulative errors and related tax effects, which amounted to $19.1 million, in the first quarter of fiscal year 2014 would be material to the consolidated financial statements for the first quarter of fiscal year 2014 and to the expected results of operations for the fiscal year ending March 31, 2014.  Accordingly, the Company revised its prior period annual and quarterly consolidated financial statements as reflected in this earnings release.

(B)       Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the three months and fiscal years ended March 31, 2013 and 2014, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Income taxes.  Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates from period to period because non-GAAP income tax expense or benefit excludes the tax impact of certain GAAP financial measures for the reasons stated above.  We also exclude the tax impact of certain events that management believes are not indicative of our ongoing operating results.

Impairment of investment and goodwill. We provided non-GAAP measures excluding the impairment of investment and goodwill that are not reflective of our ongoing operations.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.